                                                                    EXHIBIT 4.02

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 1, 2003

                                  BY AND AMONG

                          VERITAS SOFTWARE CORPORATION

                                    AS ISSUER

                                       AND

                              GOLDMAN SACHS & CO.,

                           ABN AMRO ROTHSCHILD LLC AND

                            MCDONALD INVESTMENTS INC.

                              AS INITIAL PURCHASERS

                  0.25% CONVERTIBLE SUBORDINATED NOTES DUE 2013

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                                TABLE OF CONTENTS

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                                                                                      Page
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
1.     Definitions..............................................................        1

2.     Shelf Registration.......................................................        4

3.     Additional Interest......................................................        6

4.     Registration Procedures..................................................        8

5.     Registration Expenses....................................................       11

6.     Indemnification..........................................................       11

7.     Rules 144 and 144A.......................................................       14

8.     No Underwritten Registrations............................................       15

9.     Miscellaneous............................................................       15

       (a)    No Inconsistent Agreements........................................       15

       (b)    Adjustments Affecting Registrable Securities......................       15

       (c)    Amendments and Waivers............................................       15

       (d)    Notices...........................................................       16

       (e)    Successors and Assigns............................................       17

       (f)    Counterparts......................................................       17

       (g)    Headings..........................................................       17

       (h)    Governing Law.....................................................       17

       (i)    Severability......................................................       17

       (j)    Securities Held by the Company or Its Affiliates..................       17

       (l)    Entire Agreement..................................................       17

                                      -i-

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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is dated as of August 1, 2003, by and between VERITAS SOFTWARE CORPORATION, a Delaware corporation (the "Company") and Goldman, Sachs & Co., ABN AMRO Rothschild LLC and McDonald Investments Inc. (the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of July 29, 2003 (the "Purchase Agreement"), by and between the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $500,000,000 aggregate principal amount 0.25% Convertible Subordinated Notes Due 2013 (the "Firm Notes"), which are convertible into Common Stock of the Company, par value $.001 per share (the "Underlying Shares"), plus up to an additional $100,000,000 aggregate principal amount of the same that the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and, together with the Firm Notes, the "Convertible Notes"). The Convertible Notes are being issued pursuant to an Indenture (the "Indenture"), dated the date hereof, by and between the Company and U.S. Bank National Association, as Trustee.

                  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Convertible Notes or Underlying Shares. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

         1.       DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest: See Section 3(a) hereof.

                  Additional Interest Payment Date: See Section 3(c) hereof.

                  Additional Notes: See the second introductory paragraph hereto.

                  Agreement: See the first introductory paragraph hereto.

                  Amount of Registrable Securities: (a) With respect to Convertible Notes constituting Registrable Securities, the aggregate principal amount of all such Convertible Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture) in effect at the time of computing the Amount of Registrable Securities or, if no such Convertible Notes are then outstanding, the last Conversion Price that was in effect

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under the Indenture when any such Convertible Notes were last outstanding, and
(c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

                  Blue Sky Laws: State securities or "blue sky" laws.

                  Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

                  Closing Date: August 1, 2003.

                  Company: See the first introductory paragraph hereto.

                  Convertible Notes: See the second introductory paragraph hereto.

                  Depositary: The Depository Trust Company until a successor is appointed by the Company.

                  Effectiveness Date: The 180th day after the Closing Date.

                  Effectiveness Period: See Section 2(a) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Filing Date: The 90th day after the Closing Date.

                  Firm Notes: See the second introductory paragraph hereto.

                  Holder: Any holder of Registrable Securities.

                  Indemnified Holder: See Section 6 hereof.

                  Indemnified Person: See Section 6 hereof.

                  Indemnifying Person: See Section 6 hereof.

                  Indenture: See the second introductory paragraph hereto.

                  Initial Purchasers: See the first introductory paragraph hereto.

                  Initial Shelf Registration: See Section 2(a) hereof.

                  Initial Shelf Registration Statement: See Section 2(a) hereof.

                  Inspectors: See Section 4(n) hereof.

                  Late Notice Holder. See Section 2(d) hereof.

                  NASD: See Section 4(q) hereof.

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                  Notice and Questionnaire: A written notice delivered to the
Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Circular of the Company dated July 29, 2003 relating to the Convertible Notes.

                  Notice Holder: Any Holder that has delivered a properly completed Notice and Questionnaire to the Company on or prior to the Questionnaire Deadline.

                  Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the second introductory paragraph hereto.

                  Questionnaire Deadline: See Section 2(d) hereof.

                  Records: See Section 4(n) hereof.

                  Registrable Securities: All Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares having been declared effective by the SEC and such Convertible Notes and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Convertible Notes and Underlying Shares having been sold in compliance with Rule 144 and
(iii) the expiration of the holding period under Rule 144(k).

                  Registration Default: See Section 3(a) hereof.

                  Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144 or Rule 144(k): Rule 144 (or subsection (k) thereunder, as the case may be) promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Registration: See Section 2(b) hereof.

                  Shelf Registration Statement: See Section 2(b) hereof.

                  Subsequent Shelf Registration: See Section 2(b) hereof.

                  Suspension Period: See Section 3(b) hereof.

                  TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Trustee: The Trustee under the Indenture.

                  Underlying Shares: See the second introductory paragraph hereto.

         2.       SHELF REGISTRATION.

                  (a) Shelf Registration. The Company shall file with the SEC a Registration Statement (the "Initial Shelf Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities held by Notice Holders (the "Initial Shelf Registration") on or prior to the Filing Date; provided, that subject to Section 2(d) hereof, the Initial Shelf Registration shall cover all of the Registrable Securities of Late Notice Holders. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them.

                  The Company shall use its reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable after such Initial Shelf Registration is filed and, in any event, on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the earliest of when (i) all the Registrable Securities are registered under the Shelf Registration (as defined below) and have been disposed of in the manner set forth and as contemplated therein,

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(ii) the Registrable Securities are freely saleable under Rule 144(k), (iii) all the Registrable Securities have been resold pursuant to Rule 144 under the Securities Act and (iv) all the Registrable Securities cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise)(the "Effectiveness Period").

                  At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

                  (b) Subsequent Shelf Registrations. Subject to Section 3(b), if the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder or because all of the securities registered thereunder shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof including, if reasonably necessary, by amending the Initial Shelf Registration or any Subsequent Shelf Registration, as the case may be, in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

                  (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement.

                  (d) Holder Procedures. No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder mails via first-class registered mail or transfers via courier or hand delivery that confirms delivery, a properly completed Notice and Questionnaire to the Company on or prior to the 20th Business Day after the date the Notice and Questionnaire is deemed to have been given in accordance with Section 9(d) hereof (or, in the case of a Holder that is a transferee of Registrable Securities, on or prior to the earlier of (i) the 20th Business Day after the completion of the transfer of Registrable Securities to the transferee and (ii) 9:00 a.m., San Francisco time, on the fifth Business Day before the effectiveness of the Shelf Registration Statement) (the "Questionnaire Deadline") and such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or in any application to be filed with or under state securities laws. In connection with all requests for information from Holders of Registrable Securities with respect to inclusion of Registrable Securities in the Shelf Registration Statement, the Company shall notify such Holders of the requirements set forth in the preceding sentence. The Company agrees and undertakes that (i) it shall distribute a Notice and Questionnaire no earlier than 60 Business Days and no later than 30 Business Days prior to the expected effectiveness of the Shelf Registration Statement to each Holder at the address set forth on the register of securities maintained by the registrar of the Convertible Notes or the records of the transfer agent of the Underlying Shares at such time, and (ii) upon the request of any Holder which is deemed to have been given in accordance with Section 9(d) hereof prior to 9:00 a.m., San Francisco time, on the fifth Business Day before the effectiveness of the Shelf Registration Statement, the Company shall distribute a Notice and Questionnaire to such Holder at the address set forth in such request. Holders that do not complete the Holder Questionnaire and timely deliver it to the Company shall not be named as selling securityholders in the Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell Registrable Securities pursuant to the Shelf Registration Statement. Notwithstanding the foregoing, upon request from a Holder that did not return a Notice and Questionnaire on a timely basis, (i) the Company shall distribute a Notice and Questionnaire to such Holder at the address set forth in the request and (ii) upon receipt of a properly completed Notice and Questionnaire from such Holder (a "Late Notice Holder"), the Company shall, except during the pendency of a Suspension Period, use its reasonable efforts to name such Holder as a selling securityholder by means of a pre-effective amendment or, if permitted by the SEC, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company shall have no obligation to pay Additional Interest to such Holder for its failure to file such pre-effective amendment or Prospectus supplement; provided further, that the Company shall in no circumstances be obligated to file a post-effective amendment to name such Holder as selling securityholder. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

         Notwithstanding anything in this Agreement to the contrary, no Holder of Registrable Securities shall be entitled to Additional Interest pursuant to
Section 3 hereof unless such Holder is a Notice Holder.

         From and after the date the Initial Shelf Registration Statement is declared effective, each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver notice of a proposed sale to the Company at least five Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement, and no such sale may be consummated by any Holder who does not deliver such notice in a timely manner.

         3.       ADDITIONAL INTEREST.

                  (a) The Company and the Initial Purchaser agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional interest on the Registrable

Securities ("Additional Interest") under the circumstances set forth below (each of which shall be given independent effect; each a "Registration Default"):

                           (i)      if the Initial Shelf Registration is not
filed on or prior to the Filing Date;

                           (ii)     if the Initial Shelf Registration is not
declared effective by the SEC on or prior to the Effectiveness Date; or

                           (iii)    if a Shelf Registration has been declared
effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b));

then, commencing on the day after the relevant Registration Default to and including the 90th day following such Registration Default, Additional Interest shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities that are Convertible Notes; and, from and after the 91st day following such Registration Default, Additional Interest shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities that are Convertible Notes; provided, however, that Additional Interest on the Registrable Securities may not accrue in any event at a rate in excess of 0.5% per annum on the Amount of Registrable Securities; provided, further, however, that (1) upon the date of the filing of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section
3), (2) upon the date of the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3) or (3) upon the date of the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of clause (a)(iii) of this Section 3), Additional Interest on the Registrable Securities as a result of such subclause as the case may be, shall cease to accrue on the day prior to such date. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Registrable Security. It is further understood and agreed that (1) no Additional Interest shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period and (2) no Additional Interest shall accrue as to any Registrable Securities that are Underlying Shares.

                  (b)      Notwithstanding paragraph (a) of this Section 3 and
Section 2(b), the Company shall be permitted to suspend the effectiveness of a Shelf Registration for up to 45 consecutive days (a "Suspension Period") in any 90-day period without being required to pay Additional Interest; provided that in the case of suspension of the effectiveness of a Shelf Registration due to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend the Suspension Period by up to an additional 30 days without being required to pay Additional Interest. The Company need not specify to Holders the nature of the event giving rise to the Suspension Period. The aggregate duration of any Suspension Periods shall not, without incurring any obligation to pay Additional Interest, exceed 120 days in any 365-day period.

                  (c) So long as any Convertible Notes remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause
(a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash semi-annually on each February 1 and August 1 (each a "Additional Interest Payment Date"), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Convertible Notes that are Registrable Securities and to Persons that are registered Holders on January 15 or July 15 preceding such Additional Interest Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Additional Interest for Registrable Securities will be determined by multiplying the rate of Additional Interest by the Amount of Registrable Securities outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default.

                  (d) The parties agree that the sole damages payable for any Registration Default shall be such Additional Interest.

         4.       REGISTRATION PROCEDURES.

                  In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the resale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by
Section 2 hereof, and use its reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein. The provisions of this paragraph (a) shall not apply to the filing by the Company of annual, quarterly or current reports, or proxy statements or schedules under the Exchange Act.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the selling Holders of Registrable Securities promptly (but in any event within two Business Days) and, confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a

Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to a Registration Statement, Prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) Furnish to each selling Holder of Registrable Securities, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto.

                  (f) Deliver to each selling Holder of Registrable Securities, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(n) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (g) Prior to any public offering of Registrable Securities, to use its reasonable efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders of Registrable Securities in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the Blue Sky Laws of such jurisdictions within the United States as any selling Holder may reasonably request; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any jurisdiction where it is not then so subject.

                  (h) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the Holders may reasonably request.

                  (i) Use its reasonable efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (j) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with the Depository and (ii) provide required CUSIP numbers for the Registrable Securities.

                  (l) Cooperate with each seller of Registrable Securities covered by any Registration Statement and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (m) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  (n) Use its reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

         5.       REGISTRATION EXPENSES.

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees, (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with the Depository and of printing prospectuses if the printing of prospectuses is requested by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of the independent certified public accountants of the Company,
(vi) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (vii) the expense of any annual audit, and (viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions, and all other selling expenses, with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel retained by such Holder.

                  (b) The counsel, if any, to the Holders in connection with the Shelf Registration Statement shall be chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement.

         6.       INDEMNIFICATION.

                  The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each Holder, (iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser, the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities, joint or several, and judgments (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) to which they become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Indemnified Person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or Prospectus, or any amendment thereof or supplement thereto or any related preliminary prospectus, in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by or on behalf of any such Holder expressly for use therein; provided, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement in this Article 6 with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Indemnified Holder results from the fact that such Indemnified Holder sold Registrable Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus in any case where such delivery is required by the Securities Act if the Company had previously furnished copies thereof in sufficient quantities to such Indemnified Holder and the loss, claim, damage or liability of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was (i) identified to such Indemnified Holder at or prior to the earlier of the filing with the SEC or the furnishing to such Indemnified Holder of the corrected Prospectus and (ii) corrected in the final Prospectus. The Company shall notify each Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

                  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, representatives, employees and agents and each Person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing of the commencement thereof; but the failure so to notify the Indemnifying Person (i) will not relieve it from liability under the two immediately preceding paragraphs unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses; and (ii) will not, in any event, relieve the Indemnifying Person from any obligations to any Indemnified Person other than the indemnification obligation provided in the two preceding paragraphs. Such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would, in the reasonable judgment of the Indemnified Person, present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Person(s) which are different from or additional to those available to the Indemnifying Person; (iii) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the expense of the Indemnifying Person. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each such Indemnified Person from all liability arising out of such claims, actions, suits or proceedings.

                  If the indemnification provided for in the first and second paragraphs of this Section 6 is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, "Losses") (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand, and the Indemnified Person on the other hand, pursuant to the Purchase Agreement or from the offering of the Registrable Securities pursuant to any Shelf Registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the

Indemnifying Person on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and any Indemnified Holder on the other, shall be deemed to be in the same proportion as the total net proceeds from the initial offering and sale of Convertible Notes (before deducting expenses) received by the Company bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Holder and the parties' intent, relative knowledge, information and opportunity to correct or prevent such statement or omission.

                  The Company and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions set forth in this paragraph.

                  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

                  The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

         7.       RULES 144 AND 144A.

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the

Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use its reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         8.       NO UNDERWRITTEN REGISTRATIONS.

                  For the avoidance of doubt, it is agreed that no underwritten offering shall be effected pursuant to this Agreement without the consent of the Company.

         9.       MISCELLANEOUS.

                  (a) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, purposely take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

         (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  (i) if to a Holder of the Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Convertible Notes, and the stock ledger of the Company, in the case of Holders of common stock of the Company.

                  (ii) if to the Initial Purchasers, at the address as follows:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004
                  Attention: Registration Department

                  with copies to:

                  Davis Polk & Wardwell
                  1600 El Camino Real
                  Menlo Park, CA 94025
                  Facsimile No.: (650) 752-2116
                  Attention: Alan Denenberg, Esq.

                  (iii)    if to the Company, at the addresses as follows:

                  VERITAS Software Corporation
                  350 Ellis Street
                  Mountain View, CA 94043
                  Facsimile No.: (650) 527-2581
                  Attention: General Counsel

                  with copies to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Avenue
                  Palo Alto, CA 94304
                  Facsimile No.: (650) 251-5002
                  Attention: William H. Hinman, Jr., Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Third Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand, and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              VERITAS SOFTWARE CORPORATION

                              By: /s/ Edwin Gillis
                                  Name: Edwin Gillis
                                  Title: Executive Vice President, Finance and
                                  Chief Financial Officer

                              GOLDMAN, SACHS & CO.

                              For itself and on behalf of the several
                              Initial Purchasers

                              By: /s/ Steven Winegar
                                  Name: Steven Winegar
                                  Title: Vice President